Exhibit 16

January 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:         IR BIOSCIENCES HOLDINGS, INC
            Commission File No. 033-05384

Dear Commissioners:

We have read the statements contained in Item 4.01 "Changes in Registrant's Certifying Accountant" of the amended Form 8-K/A of IR Biosciences Holdings, Inc. dated April 21, 2004 and agree with the statements contained therein.

Very truly yours,

/s/ Stonefield Josephson, Inc.
Certified Public Accountants